Bank of America Corporation and Subsidiaries                       Exhibit 12(a)
Ratio of Earnings to Fixed Charges

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                                                                                        Year Ended December 31
                                                            Six Months     ---------------------------------------------------
                                                               Ended
(Dollars in millions)                                      June 30, 2000      1999      1998      1997       1996      1995
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
Excluding Interest on Deposits
Income before income taxes                                      $6,787       $12,215   $ 8,048   $10,556   $ 9,311    $ 8,377
Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                      (13)         (167)      162       (49)       (7)       (19)
Fixed charges:
     Interest expense (including capitalized interest)           6,453        10,084     9,479     8,219     7,082      6,354
     1/3 of net rent expense                                       181           342       335       302       282        275
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        Total fixed charges                                      6,634        10,426     9,814     8,521     7,364      6,629
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Earnings (excluding capitalized interest)                      $13,408       $22,474   $18,024   $19,028   $16,668    $14,987
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Fixed charges                                                   $6,634       $10,426    $9,814    $8,521    $7,364     $6,629
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Ratio of earnings to fixed charges                                2.02          2.16      1.84      2.23      2.26       2.26
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


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                                                                                                    Year Ended December 31
                                                                   Six Months    --------------------------------------------------
                                                                     Ended
(Dollars in millions)                                            June 30, 2000   1999       1998       1997       1996      1995
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

Including Interest on Deposits
Income before income taxes                                            $6,787     $12,215    $ 8,048   $10,556   $ 9,311    $ 8,377
Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                            (13)       (167)       162       (49)       (7)       (19)
Fixed charges:
     Interest expense (including capitalized interest)                11,668      19,086     20,290    18,903    16,682     16,369
     1/3 of net rent expense                                             181         342        335       302       282        275
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        Total fixed charges                                           11,849      19,428     20,625    19,205    16,964     16,644
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Earnings (excluding capitalized interest)                            $18,623     $31,476    $28,835   $29,712   $26,268    $25,002
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Fixed charges                                                        $11,849     $19,428    $20,625   $19,205   $16,964    $16,644
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Ratio of earnings to fixed charges                                      1.57        1.62       1.40      1.55      1.55       1.50
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